Exhibit 10.43

AMENDMENT TO PERFORMANCE SHARE UNIT AWARD AGREEMENT

UNDER THE

DEVON ENERGY CORPORATION 2009 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT TO PERFORMANCE SHARE UNIT AWARD AGREEMENT (“Amendment”) is entered into effective as of September 16, 2015 by and between Devon Energy Corporation, a Delaware corporation (the “Company”), and John Richels (the “Participant”).

W I T N E S S E T H:

WHEREAS, on February 10, 2015 the Company and the Participant entered into a certain Performance Share Unit Agreement under the Devon Energy Corporation 2009 Long-Term Incentive Plan, as amended and restated June 6, 2012, and as further amended March 6, 2013 (the “Agreement”), which granted to the Participant 70,100 (“Seventy Thousand One Hundred”) shares of Performance Units (the “Performance Share Units”) in exchange for the Participant’s performance of future services for the Company subject to the terms and conditions of the Agreement; and

WHEREAS, subsequent to the date of the Agreement, Participant retired from his position as President and Chief Executive Officer of the Company, effective July 31, 2015; and

WHEREAS, the Company and the Participant desire to amend the Agreement with respect to the number of shares of Performance Share Units granted to Participant; and

WHEREAS, the Board of Directors of the Company has approved the amendment of the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Agreement is hereby amended as follows:

1.	The second WHEREAS clause is amended and restated to read as follows:

“WHEREAS, in connection with the Participant’s employment with the Company, the Company desires to award to the Participant 41,000 (“Forty One Thousand”) Performance Shares Units subject to the terms and conditions of this Award Agreement and the Plan; and”

2.	Numbered Paragraph 2 of the Agreement is amended and restated to read as follows:

2. Grant of Award. The Company hereby grants to the Participant a target award (the “Award”) of 41,000 (“Forty One Thousand”) Performance Share Units, on the terms and conditions set forth herein and in the Plan. Each Performance Share Unit that vests entitles the Participant to one share of Common Stock.

The Agreement is not amended in any respect except as herein provided.

All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Plan and the Agreement unless specifically denoted otherwise.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

“ Company”	Devon Energy Corporation, a Delaware corporation

	By:	/s/ Frank W. Rudolph
Frank W. Rudolph
Executive Vice President, Human Resources

“Participant”	/s/ John Richels
John Richels

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